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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Public Accountants and Experts" in the Registration Statement on Form S-4 of Security Capital Pacific Trust and related Prospectus and Joint Proxy Statement of Security Capital Pacific Trust (PTR) and Security Capital Atlantic Incorporated (ATLANTIC) and to the incorporation by reference therein and in the registration statements on Form S-3 (No. 333-44639, 333-42283 and 333-24035) and in the
registration statements on Form S-8 (No. 333-31031, 333-31033, and 333-31404) of PTR of our report dated January 27, 1998, with respect to the financial statements and schedule of ATLANTIC included in ATLANTIC's Annual Report (Form
10K) for the year ended December 31, 1997, and of our report dated December 31, 1997, with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group F Communities and our report dated April 7, 1998, with respect to the Historical Summary of Gross Income and Direct Operating Expenses of the Arbor Green Community, both of which are included in ATLANTIC's Report on Form 8-K dated April 24, 1998 filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP

Dallas, Texas
April 24, 1998